INTELISYS AVIATION SYSTEMS OF AMERICA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2006

Assets	INTELISYS AVIATION SYSTEMS OF AMERICA, INC.	HongKong Yi Tat	Pro Forma Adjustments	Pro Forma

Current Assets
Cash and cash equivalents	$-	$2,215,910		$2,215,910
Accounts receivable	-	164,008		164,008
Other receivable	-	49,644		49,644
Prepayment	-	268,817		268,817

Total Current Assets	-	2,698,379		2,698,379

Fixed assets, net	-	3,223,558		3,223,558

Construction in Progress	-	2,684,572		2,684,572

Other Assets	-	3,675,063		3,675,063

Investment in subsidiaries	-	-		-

Total Assets	$-	$12,281,572		$12,281,572

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$16,053	$229,932		$245,985
Accrued expenses and other payable	92,916	80,299		173,215
Amount due to related parties	-	817,813		817,813
Unearned revenue	-	27,726		27,726
Accrued payroll	-	38,305		38,305
Tax payable	-	515,002		515,002
Loan payable, short term	-	3,075,308		3,075,308

Total Current Liabilities	108,969	4,784,385		4,893,354

Loan payable, long term		768,825		768,825

Commitments		-		-

Total Liabilities	108,969	5,553,210		5,662,179

Minority Interest			6,681	6,681

Stockholders' Equity
Capital stock	90,917	8,601,847	8,592,717	100,048
Additional paid in capital	8,336,789	-	(43,322)	8,380,111
Preferred stock issuable	12,500	-	-	12,500
Accumulated other comprehensive income	(6,124)	42,584	(337)	36,124
Accumulated deficit	(8,543,051)	(1,916,070)	8,543,051	(1,916,070)
			-

Total Stockholders' Equity	(108,969)	6,728,362		6,612,712

Total Liabilities and Stockholders' Equity	$-	$12,281,572		$12,281,572

				(0)

INTELISYS AVIATION SYSTEMS OF AMERICA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2006

	INTELISYS AVIATION SYSTEMS OF AMERICA, INC.	HongKong Yi Tat	Pro Forma Adjustments	Pro Forma
				$
Net revenue	$-	$10,211,833			$10,211,833

Cost of goods sold	-	(2,284,428)			(2,284,428)

Gross Profit	-	7,927,405			7,927,405

General, selling and administrative expenses	130,436	1,840,312			1,970,748

Operating income ( loss )	(130,436)	6,087,093			5,956,657

Non operating income ( expense )
Income from discontinued operations	3,331,597	-			3,331,597
Interest income	-	2,347			2,347
Other expense	-	(19,801)			(19,801)
Interest expense	-	(253,003)			(253,003)

Total non operating income ( expenses )	3,331,597	(270,457)			3,061,140

Net income ( loss )	$3,201,161	$5,816,636			$9,017,797

Net income per share:
Basic & diluted					$0.090

Weighted average number of shares outstanding:
Basic & diluted					100,047,619

Weighted average shares include shares issued in the acquistion of HongKong YiTat

INTELISYS AVIATION SYSTEMS OF AMERICA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2007

Assets	INTELISYS AVIATION SYSTEMS OF AMERICA, INC.	HongKong YiTat	Pro Forma Adjustments	Pro Forma

Current Assets
Cash and cash equivalents	$-	$348,912		$348,912
Accounts receivable	-	72,930		72,930
Other receivable	-	69,176		69,176
Prepayment	-	59,523		59,523
Inventory		3,816		3,816
Amount due from related parties		7,526,959		7,526,959

Total Current Assets	-	8,081,316		8,081,316

Fixed assets, net	-	7,880,175		7,880,175

Construction in Progress	-	427,124		427,124

Intangible assets, net	-	3,710,970		3,710,970

Investment in subsidiaries	-	-		-

Total Assets	$-	$20,099,585		$20,099,585

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$128,552	$127,980		$256,532
Accrued expenses and other payable	32,279	413,222		445,501
Amount due to related parties	-	505,382		505,382
Unearned revenue	-	144,607		144,607
Accrued payroll	-	59,944		59,944
Tax payable	-	1,274,952		1,274,952
Loan payable, short term	160,000	2,402,307		2,562,307

Total Current Liabilities	320,831	4,928,394		5,249,225

Loan payable, long term				-

Commitments		-		-

Total Liabilities	320,831	4,928,394		5,249,225

Minority interest	-	-	18,333	(8,974,767)

Stockholders' Equity
Capital stock	90,917	9,002,231	(8,993,100)	100,048
Additional paid in capital	8,336,789	-	273,704	8,610,493
Preferred stock issuable	12,500	-		12,500
Accumulated other comprehensive income	(43,602)	351,230	1,962	309,590
Accumulated deficit	(8,717,435)	4,657,660	8,717,435	4,657,660
Statutory reserve	-	1,160,070	-	1,160,070

Total Stockholders' Equity	(320,831)	15,171,191		14,850,360

Total Liabilities and Stockholders' Equity	$-	$20,099,585		$20,099,585

INTELISYS AVIATION SYSTEMS OF AMERICA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

		INTELISYS AVIATION SYSTEMS OF AMERICA, INC.	HongKong YiTat	Pro Forma Adjustments	Pro Forma

Net revenue		$-	$11,609,017		$$11,609,017

Cost of goods sold		-	(1,690,061)		(1,690,061)

Gross Profit		-	9,918,956		9,918,956

General, selling and administrative expenses			1,915,821		1,915,821

Operating income ( loss )		(166,856)	8,003,135		8,003,135

Non operating income ( expense )
Income from discontinued operations		(7,528)	-
Interest income		-	(839)		(839)
Other expense		-	6,344		6,344
Finance expense			5,105		5,105
Interest expense		-	179,637		179,637

Total non operating income ( expenses )		(7,528)	190,247		190,247

Income ( loss ) before provision for income tax		(174,384)	8,193,382		8,193,382

Provision for income taxes		-	79,089		79,089

Net income ( loss )		$(174,384)	$8,193,382		$$8,114,293

Net income per share:
Basic & diluted	$				$0.081

Weighted average number of shares outstanding:
Basic & diluted					100,047,619

Weighted average shares include shares issued in the acquistion of HongKong YiTat

The accompanying condensed consolidated pro forma financial statements illustrate the effect of the stock purchase agreement between Intelisys Aviation Systems of America, Inc. and HongKong Yi Tat and Subsidiaries, on the Company's financial position and results of operations. The pro forma condensed consolidated balance sheets as of December 31, 2006 are based on the historical audited balance sheets of Intelisys Aviation Systems of Amrica Inc. as of December 31, 2006 and audited balance sheet of HongKong Yi Tat and Subsidiaries as of December 31, 2006. The pro forma condensed consolidated balance sheet assumes the acquisition took place on January 1, 2006.

The pro forma condensed consolidated income statements for the year ended December 31, 2007 are based on the historical audited income statement for the year ended December 31, 2007 of Intelisys Aviation Systems of America, Inc. and the historic audited income statement for the year ended December 31, 2006 of HongKong Yi Tat and Subsidiaries. It assumes the acquisition took place on January 1, 2006.

The pro forma condensed consolidated income statements for the 9 months ended September 30, 2007 are based on the historical audited income statement of Intelisys Aviation Systems of America, Inc. for the 9 months ended September 30, 2007, and the historical audited income statement of HongKong Yi Tat and subsidiaries for the 9 months ended September 30, 2007. The pro forma condensed consolidated income statements assume the acquisition took place on January 1, 2007. The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition and there can be no assurance that the foregoing results will be obtained. In particular, the pro form condensed consolidated financial statements are based on management's current estimates of the merge agreement. The actual may differ.

The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Intelisys Aviation Systems of America, Inc. and HongKong Yi Tat and Subsidiaries.

Keenway is a holding company of HongKong Yi Tat and has no operations, assets, or liabilities as of December 31, 2006 and September 30, 2007.